EXHIBIT 32.2

Written Statement of the Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Chief Financial Officer of Jack Henry & Associates, Inc. (the "Company"), hereby certify that the Quarterly Report on Form 10-Q of the Company for the three months ended September 30, 2008 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 6, 2008
*/s/ Kevin D. Williams
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Kevin D. Williams
Chief Financial Officer

*A signed original of this written statement required by Section 906 has been provided to Jack Henry & Associates, Inc. and will be retained by Jack Henry & Associates, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.